VALHI DECLARES QUARTERLY DIVIDEND

DALLAS, TEXAS . . . November 6, 2007 . . . Valhi, Inc. (NYSE: VHI) announced today that its board of directors has declared a regular quarterly dividend of ten cents ($0.10) per share on its common stock, payable on December 28, 2007 to stockholders of record at the close of business on December 7, 2007.

Valhi, Inc. is engaged in the titanium dioxide pigments, component products (security products, furniture components and performance marine components) and waste management industries.

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